                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-01831 of Commercial Federal Corporation on Form S-3 of our report dated August 23, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for mortgage servicing rights in fiscal year 1996 and a change in the method of accounting for income taxes, a change in the method of accounting for postretirement benefits, and a change in the method of accounting for intangible assets in fiscal year 1994), appearing in and incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
    Omaha, Nebraska

    November 21, 1996